Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “AXONIC FUNDS”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF OCTOBER, A.D. 2019, AT 3:32 O'CLOCK P.M.

7647704 8100 SR# 20197443774

Jeffrey W. Bullock, Secretary of State

You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 203753179 Date: 10-08-19

State of Delaware Secretary of State Division of Corporations Delivered 03:32 PM 10/08/2019 FILED 03:32 PM 10/08/2019 SR 20197443774 - File Number 7647704

STATE OF DELAWARE

CERTIFICATE OF TRUST

Axonic Funds

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code §3801 et seq.) (the “Act”) in order to form a statutory trust and sets forth the following:

FIRST: The name of the statutory trust formed by the filing of this Certificate of Trust is Axonic Funds (the “Trust”).

SECOND: The name and address of the Registered Agent in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

THIRD: This Certificate shall be effective immediately upon filing.

FOURTH: The Trust intends to become a registered investment company under the Investment Company Act of 1940, as amended, within 180 days following the first issuance of beneficial interests.

FIFTH: Pursuant to Section 3804 of the Act, notice is hereby given that the Trust shall consist of one or more series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

SIXTH: The trustees of the Trust, as set forth in its governing instrument, reserve the right to amend, alter, change, or repeal any provisions contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute.

IN WITNESS WHEREOF, the undersigned, being the sole initial trustee of the Trust, has duly executed this Certificate of Trust as of this 8th day of October, 2019.

Clayton DeGiacinto, Sole Trustee

CAMILLE CORUM Notary Public, State of New York Reg. No. 01C06358144 Qualified in New York County Commission Expires May 8, 2021

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